Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-07255, 333-27525, 333-30324, 333-30478, 333-52668, 333-67734, 333-67740, 333-109162, 333-118312, 333-126191, 333-135949, 333-143990, 333-151762 and 333-157504), Form S-3 (File Nos. 333-155754 and 333-156979) and Form S-4 (File No. 333-155755) of Chesapeake Energy Corporation of our report dated March 2, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the retrospective effects of the change in accounting for contingent convertible debt instruments discussed in Note 3, as to which the date is June 25, 2009, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Tulsa, Oklahoma
June 25, 2009